Exhibit 10.3

SELLERS SUPPORT AGREEMENT

This SELLERS SUPPORT AGREEMENT, dated as of March 11, 2023 (this “Agreement”), is made by and among Aark Singapore Pte. Ltd., a Singapore private company limited by shares, with company registration number 200602001D (“AARK”), Worldwide Webb Acquisition Corp., a Cayman Islands exempted company limited by shares (“Parent”), and certain of the shareholders of Aeries Technology Group Business Accelerators Private Limited, an Indian private company limited by shares with company registration number U74999MH2014PTC257474 (the “Company”) whose names appear on the signature pages of this Agreement (each, a “Company Shareholder” and, collectively, the “Company Shareholders”).

WHEREAS, AARK, Parent and WWAC Amalgamation Sub Pte. Ltd., a Singapore private company limited by shares and a direct wholly-owned Subsidiary of Parent, with company registration number 202300520W (“Amalgamation Sub”), propose to enter into, concurrently herewith, a business combination agreement in the form attached hereto as Exhibit A (the “BCA”; capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the BCA), which provides, among other things, that, upon the terms and subject to the conditions thereof, Amalgamation Sub and AARK will amalgamate and continue as one company, with AARK being the surviving entity and becoming a subsidiary of Parent and as a result thereof, the Company becoming a subsidiary of Parent;

WHEREAS, each Company Shareholder owns beneficially and of record the number of shares of the Company as set forth opposite such shareholder’s name on Exhibit B hereto (all such shares of the Company and any shares of the Company of which ownership of record or the power to vote is hereafter acquired by the shareholders prior to the termination of this Agreement being referred to herein as the “Company Shares”), which Company Shares, together with the Company Shares held by AARK, represent all of the issued and outstanding equity of the Company; and

WHEREAS, the shareholder of AARK owns beneficially and of record the number of shares of AARK as set forth opposite his name on Exhibit B hereto (all such shares of AARK and any shares of AARK of which ownership of record or the power to vote is hereafter acquired by the shareholder of AARK prior to the termination of this Agreement, including following the AARK Stock Split, being referred to herein as the “AARK Shares”), which AARK Shares represent all of the issued and outstanding equity of AARK.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

1. Agreement to Vote. Each Company Shareholder , with respect to his, her or its Company Shares, hereby agrees to vote, at any meeting of the Company Shareholders, and in any action by written consent of the Company Shareholders, all Company Shares held by such shareholder at such time (i) in favor of the approval and adoption of the BCA and the other Transaction Documents to which the Company is a party and the Transactions (including the Pre-Closing Restructuring), (and each shareholder agrees to deliver to the Company the Company Shareholder Approval promptly, and in any event within twenty-four (24) hours, after execution of this Agreement) and (ii) against any action, agreement, transaction or proposal that would result in a material breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the BCA or that would impede in any material respect the Transactions.

2. Transfer of Shares. Each Company Shareholder agrees that he, she or it shall not, directly or indirectly, (i) sell, assign, transfer (including by operation of law), lien, pledge, dispose of or otherwise encumber any of the Company Shares or any other Equity Securities of the Company or otherwise agree to do any of the foregoing, except for a sale, assignment or transfer pursuant to the BCA, (ii) deposit any Company Shares or any other Equity Securities of the Company into a voting trust or enter into a voting Contract or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement or (iii) enter into any Contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any Company Shares or any other Equity Securities of the Company; provided that the foregoing shall not prohibit the transfer of the Company Shares by a Company Shareholder to an Affiliate of such Company Shareholder, but only if such Affiliate of Company Shareholder shall execute this Agreement or a joinder agreeing to become a party to this Agreement.

3. Compliance with the BCA.

(a) Each Company Shareholder hereby agrees to cause the Company and the Company’s Subsidiaries to comply with the covenants and agreements in the BCA applicable to the Company and the Company’s Subsidiaries as if the Company and the Company’s Subsidiaries were a party thereto.

(b) Each Company Shareholder hereby agrees, and agrees to cause the Company, to take all actions required by the BCA and necessary to effect the Transactions (including the Pre-Closing Restructuring).

(c) Each of the Company Shareholders, and their respective Affiliates, shall cooperate to provide the Big Four Accounting Firm with such assistance and information as may be reasonably necessary to facilitate preparation of (i) the Big Four Opinion to be prepared pursuant to Section 6.9 of the BCA and (ii) any other ancillary documents reasonably necessary for the preparation of the Big Four Opinion.

4. Exclusivity. Each Company Shareholder hereby agrees to abide and be bound by the terms of Section 8.2(a) of the BCA as if such Company Shareholder, as applicable, were a party to the BCA. Each Company Shareholder hereby agrees to cause the Group Companies to abide and be bound by the terms of Section 8.2(a) of the BCA as if each such Group Company were a party to the BCA.

5. Company Exchange Agreements. Each Company Shareholder hereby agrees to, at the Amalgamation Effective Time, enter into an exchange agreement with the Company and Parent in the form attached as Exhibit B to the BCA, pursuant to which, each Company Shareholder shall have the right to exchange his or its Company Ordinary Shares for newly issued Parent Class A Ordinary Shares subject to and in accordance with the terms thereof.

6. AARK Exchange Agreement. AARK hereby agrees to, at the Amalgamation Effective Time, enter into an exchange agreement with Parent and the Sole Shareholder, in the form attached as Exhibit B to the BCA pursuant to which, the Sole Shareholder shall have the right to exchange his, or its, Parent Class V Ordinary Shares for newly issued Parent Class A Ordinary Shares subject to and in accordance with the terms thereof.

7. Representations and Warranties. Each Company Shareholder and AARK, severally and not jointly, represents and warrants to Parent as follows:

(a) The execution, delivery and performance by such Company Shareholder of this Agreement and the consummation by such Company Shareholder of the transactions contemplated hereby do not and will not (i) conflict with or violate any Law applicable to such Company Shareholder, as applicable, (ii) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any Person, (iii) result in the creation of any encumbrance on any Company Shares or the AARK Shares (other than under this Agreement, the BCA and the agreements contemplated by the BCA) or (iv) if applicable, conflict with or result in a breach of or constitute a default under any provision of such Company Shareholder’s Governing Documents.

(b) As of the date of this Agreement, such Company Shareholder owns exclusively of record and has good and valid title to the Company Shares set forth opposite such Shareholder’s name on Exhibit B free and clear of any security interest, lien, claim, pledge, proxy, option, right of first refusal, agreement, voting restriction, limitation on disposition, charge, adverse claim of ownership or use or other encumbrance of any kind, other than pursuant to (i) this Agreement, (ii) applicable securities laws and (iii) the Company’s or AARK’s Governing Documents, as applicable. Such Company Shareholder has the sole power (as currently in effect) to vote and right, power and authority to sell, transfer and deliver such Company Shares, and such shareholder does not own, directly or indirectly, any other Company Shares or AARK Shares. The AARK Shares are the only equity interests of AARK issued and outstanding.

(c) Such Company Shareholder and AARK has the power, authority and capacity to execute, deliver and perform this Agreement and this Agreement has been duly authorized, executed and delivered by such Company Shareholder, as applicable.

8. Termination. This Agreement and the obligations of the parties hereto under this Agreement shall automatically terminate upon the earliest of: (a) the Amalgamation Effective Time; (b) the valid termination of the BCA in accordance with its terms; and (c) the effective date of a written agreement of all the parties hereto terminating this Agreement. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination shall not relieve any party from liability for a willful and intentional breach of this Agreement occurring prior to its termination.

9. Miscellaneous.

(a) Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, provided that such costs and expenses shall be considered to be Parent Transaction Expenses or Group Companies Transaction Expenses, as applicable, and provided further that, at the Amalgamation Effective Time, Parent shall pay, or cause to be paid, such transaction expenses pursuant to Section 10.3 of the BCA.

(b) All general notices, demands or other communications required or permitted to be given or made hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) on the date sent by email if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, (iii) on the next Business Day when sent by overnight courier (receipt requested) or (iv) on the second succeeding Business Day when sent by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to AARK, to:

Aark Singapore Pte. Ltd.

#11-00, Wisma Atria

435 Orchard Road

Singapore—238877

Attention: Chairman

Email: chairman@aarksingapore.com

with a copy (which shall not constitute notice) to:

Norton Rose Fulbright US LLP

1301 Avenue of the Americas

New York, New York

Attention: Rajiv Khanna

Email: rajiv.khanna@nortonrosefulbright.com

If to Parent, to:

Worldwide Webb Acquisition Corp.

770 E Technology Way F13-16

Orem, UT 84097

Attention: Daniel Webb

Email: daniel@wwac1.com

with a copy (which shall not constitute notice) to:

Shearman & Sterling LLP

2601 Olive Street, 17th Floor

Dallas, TX 75201

Attention: Alain Dermarkar

Email: alain.dermarkar@shearman.com

and

Shearman & Sterling LLP

Bank of America Tower

800 Capitol Street, Suite 2200

Houston, TX 77022

Attention: William B. Nelson

Email: bill.nelson@shearman.com

If to a Company Shareholder or to AARK, to the address or email address set forth for person on the signature page hereof.

(c) If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties hereto further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take all actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties hereto.

(d) Unless the context of this Agreement otherwise requires or unless otherwise specified, (i) words of any gender shall be construed as masculine, feminine, neuter or any other gender, as applicable; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby,” “herewith,” “hereto” and derivative or similar words refer to this entire Agreement; (iv) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement; (v) the term “Exhibit” refers to the specified Exhibit of this Agreement; (vi) the words “including,” “included,” or “includes” shall mean “including, without limitation;” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it; (vii) the word “extent” in the phrase “to the extent” means the degree to which a subject or thing extends and such phrase shall not simply mean “if;” (viii) the word “or” shall be disjunctive but not exclusive; (ix) the word “will” shall be construed to have the same meaning as the word “shall”; (x) unless the context otherwise clearly indicates, each defined term used in this Agreement shall have a comparable meaning when used in its plural or singular form; (xi) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires; (xii) references to “written” or “in writing” include in electronic form; and (xiii) a reference to any Person includes such Person’s predecessors, successors and permitted assigns.

(e) This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties hereto.

(f) This Agreement and the BCA constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties hereto and any such transfer without the prior written consent shall be void.

(g) This Agreement shall be binding upon and inure solely to the benefit of each party hereto (and each of their permitted successors and assigns), and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(h) The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

(i) This Agreement shall be governed by and construed in accordance with the Laws of the State of New York without giving effect to principles or rules of conflict of Laws except Sections 5-1401 and 5-1402 of the New York General Obligations Law. Any Action based upon, arising out of or related to this Agreement must be brought in the federal and state courts sitting in New York County, and each of the parties hereto irrevocably (i) submits to the exclusive jurisdiction of each such court in any such Action, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of the Action shall be heard and determined only in any such court, and (iv) agrees not to bring any Action arising out of or relating to this Agreement in any other court. Nothing herein contained shall be deemed to affect the right of any party hereto to serve process in any manner permitted by Law or to commence Actions or otherwise proceed against any other Party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 9(i).

(j) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Minor variations in the form of the signature page, including footers from earlier versions of this Agreement or any such other document, will be disregarded in determining a party’s intent or the effectiveness of such signature. Signatures delivered electronically or by facsimile shall be deemed to be original signatures.

(k) Without further consideration, each party hereto shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(l) This Agreement shall not be effective or binding upon any party hereto until after such time as the BCA is executed and delivered by AARK, Parent and Amalgamation Sub.

(m) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

AARK SINGAPORE PTE. LTD.

By:	/s/ Venu Raman Kumar
Name: Venu Raman Kumar
Title: CEO

[Signature Page to Sellers Support Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

WORLDWIDE WEBB ACQUISITION CORP.

By:	/s/ Daniel Webb
Name: Daniel Webb
Title: CEO

[Signature Page to Sellers Support Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

AERIES EMPLOYEE STOCK OPTION TRUST

By	/s/ Ashok Joshi
Name: Ashok Joshi
Title: Trustee

MR. SUDHIR APPUKUTTAN PANIKASSERY

/s/ Sudhir Appukuttan Panikassery

MR. BHISHAM KHARE

/s/ Bhisham Khare

MR. UNNIKRISHNAN BALAKRISHNAN NAMBIAR

/s/ Unnikrishnan Balakrishnan Nambiar

[Signature Page to Sellers Support Agreement]

EXHIBIT A

FORM OF BUSINESS COMBINATION AGREEMENT

EXHIBIT B

SHAREHOLDERS

Aark Singapore Pte. Ltd.
Name of AARK Shareholder	Number of AARK Shares Owned
Mr. Venu Raman Kumar	10
Total	10

Aeries Technology Group Business Accelerators Private Limited
Name of Company Shareholder	Number of Company Shares Owned
Aark Singapore Pte Ltd	1,744,427
Aeries Employee Stock Option Trust	355,465
Mr. Sudhir Appukuttan Panikassery	182,095
Mr. Bhisham Khare	59,110
Mr. Unnikrishnan Balakrishnan Nambiar	59,118
Total	2,400,215